Exhibit 99.1
52 (25)

ELECTRONIC TRANSACTION GROUP NORDIC HOLDING AB
Reg no 556632-9891

CONSOLIDATED FINANCIAL STATEMENTS

AS OF 31 DECEMBER 2010 AND 2009 AND JANUARY 1, 2009

Page 2    STATEMENTS OF COMPREHENSIVE INCOME

Page 3    STATEMENTS OF FINANCIAL POSITION

Page 5    STATEMENTS OF CHANGES IN EQUITY

Page 6    CASH FLOW STATEMENTS

Page 7    ACCOUNTING PRINCIPLES AND NOTES

Report of Independent Auditors

The Board of Directors and Shareholders of Electronic Transaction Group Nordic Holding AB
We have audited the accompanying consolidated balance sheets of Electronic Transaction Group Nordic Holding AB as of December 31, 2010 and 2009 and January 1, 2009, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Electronic Transaction Group Nordic Holding AB as of December 31, 2010 and 2009 and January 1, 2009, and the consolidated results of its operations and its cash flows for the years ended December 31, 2010 and 2009, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
As discussed in Note 19 to consolidated financial statements, the consolidated financial statements as of December 31, 2010 and 2009 and for the years then ended which have previously been filed in Sweden have been restated to reflect the correction of errors as described in Note 19.

/s/ Ernst & Young AB

March 16, 2012

STATEMENTS OF COMPREHENSIVE INCOME

TSEK		Note
			2010-01-01 - 2010-12-31 Restated	2009-01-01 - 2009-12-31 Restated

	Net sales	1,2	1,313,520	925,209
			1,313,520	925,209

	Operating expenses
	Goods for resale		(459,724)	(335,121)
	Other external expenses	2	(155,663)	(108,406)
	Personnel expenses	3	(357,517)	(252,003)
	Depreciation of tangible and intangible assets	7,8	(180,750)	(86,605)
			(1,153,654)	(782,135)

	Operating profit/loss		159,866	143,074

	Result from financial investments
	Financial income	4	12,907	10,302
	Financial expenses	4	(111,313)	(133,081)

	Profit/loss after financial items		61,460	20,295

	Tax	5	783	9,426

	Net profit/loss for the year		62,243	29,721

	Other comprehensive income:
	Translation differences (with no tax effect)		(22,373)	5,274

	Comprehensive income for the year		39,870	34,995

	Net profit/loss for the year attributable to:
	Parent company´s shareholders		46,855	17,867
	Non-controlling interest		15,388	11,854
	Net profit/loss for the year		62,243	29,721

	Comprehensive income for the year attributable to:
	Parent company´s shareholders		24,481	23,141
	Non-controlling interest		15,389	11,854
	Comprehensive income for the year		39,870	34,995

STATEMENTS OF FINANCIAL POSITION

TSEK		Note
			2010-12-31 Restated	2009-12-31 Restated	2009-01-01 Restated

	Assets

	Non-current assets
	Intangible assets
	Goodwill	6	1,001,988	884,683	775,353
	Other intangible assets	7	412,747	383,652	101,959
			1,414,735	1,268,335	877,312
	Tangible assets
	Machinery and equipment	8	260,232	215,856	126,798
			260,232	215,856	126,798
	Other assets
	Deferred tax assets	5	52,141	41,432	12,193
	Other long-term receivables		6,711	3,644	2,161
			58,852	45,076	14,354

	Total non-current assets		1,733,819	1,529,267	1,018,464

	Current assets
	Inventories, etc.
	Finished products and goods for resale	10	130,811	116,934	95,539

	Current receivables
	Trade accounts receivable	11	148,463	133,093	65,188
	Other receivables		6,754	2,647	5,682
	Prepaid expenses and accrued income	12	23,220	15,890	10,307
			178,437	151,630	81,177

	Cash and bank balances		201,773	191,708	69,097
	Total current assets		511,021	460,272	245,813

	Total assets		2,244,840	1,989,539	1,264,277

STATEMENTS OF FINANCIAL POSITION

TSEK		Note
			2010-12-31 Restated		2009-12-31 Restated		2009-01-01 Restated

	Equity and liabilities

	Equity	13
	Share capital		1,347		1,343		1,343
	Other paid-up capital		185,998		180,100		180,100
	Translation reserves		1,658		24,031		18,757
	Retained earnings attributable to parent company's shareholders		22,135		(24,720)		(42,587)
	Equity attributable to non-controlling interest		53,360		37,972		35,918
	Total equity		264,498		218,726		193,531

	Long-term liabilities
	Interest-bearing long-term liabilities	14	1,311,188		1,340,208		804,750
	Deferred tax liabilities	5	94,557		85,962		6,679
	Other long-term liabilities		64,360		1,700		781
	Total long-term liabilities		1,470,105		1,427,870		812,210

	Current liabilities
	Interest-bearing current liabilities	14	65,972		31,231		80,674
	Trade accounts payable		108,701		91,444		59,876
	Tax liabilities		15,602		1,858		4,458
	Accrued expenses and deferred income	16	246,810		165,130		87,640
	Other current liabilities	15	73,152		53,280		25,888
	Total current liabilities		510,237		342,943		258,536

	Total equity and liabilities		2,244,840		1,989,539		1,264,277

	Pledged assets

	Pledged shares in subsidiary companies		2,008,210	*)	1,849,103	*)	469,334	*)
	Chattel mortgages		3,700		3,700		3,700

*) Shares pledged as collateral for liabilities to credit institutions, in Point International AS, Point Transaction Systems AB, Point Transaction System AS, Point Transaction System A/S, Point Transaction System OY, Commidea Ltd, XTS Holding SAS and Xileo Transaction Systems SAS, note 14.

STATEMENTS OF CHANGES IN EQUITY

TSEK	Attributable to Parent company´s shareholders				Attributable to non-controlling interest
	Share capital	Other paid-up capital	Translation reserves	Retained earnings		Total equity

As at 1 January 2009	1,343	180,100	18,757	(7,463)	35,918	228,655
Effect of restatements (see note 19)				(35,124)		(35,124)

As restated at 1 January 2009	1,343	180,100	18,757	(42,587)	35,918	193,531

Net income				17,867	11,854	29,721

Exchange differences on translation of foreign operations			5,274			5,274
Total comprehensive income	—	—	5,274	17,867	11,854	34,995

Dividends in subsidiary paid to non-controlling interest					(9,800)	(9,800)
As at 31 December 2009	1,343	180,100	24,031	(24,720)	37,972	218,726

Net income				46,855	15,388	62,243
Exchange differences on translation of foreign operations			(22,373)			(22,373)
Total comprehensive income	—	—	(22,373)	46,855	15,388	39,870
New issues of shares and warrants (see note 13)	4	5,898				5,902
As at 31 December 2010	1,347	185,998	1,658	22,135	53,360	264,498

CASH FLOW STATEMENTS

TSEK		2010-01-01 - 2010-12-31 Restated	2009-01-01 - 2009-12-31 Restated

	Current operations
	Operating profit/loss	159,866	143,074
	Adjustment for items not included in cash flow
	Depreciation	180,750	86,605
	Unrealized profits/losses on exchange rates	(12,866)	(17,510)
	Gain on sale of tangible assets	(6,840)	(1,363)
		320,910	210,806

	Interest received	1,791	2,174
	Other financial income received	1,170	—
	Interest paid	(49,035)	(28,142)
	Income tax paid	(22,943)	(16,385)
	Cash flow from current operations
	before changes in working capital	251,893	168,453

	Changes in working capital
	Changes in inventories	(4,725)	(21,395)
	Changes in receivables	(7,989)	(70,453)
	Changes in current liabilities	35,482	77,020
	Cash flow from current operations	274,661	153,625

	Investment activities
	Acquisition of subsidiaries (note 9)	(107,040)	(285,719)
	Acquisition of tangible assets	(164,376)	(161,797)
	Acquisition of intangible assets	(7,206)	(8,027)
	Acquisition of financial assets	(2,536)	(1,482)
	Sale of tangible assets	2,266	2,280
	Cash flow from investment activities	(278,892)	(454,745)

	Financing activities
	New share and warrants issue	5,902	—
	Loans raised	67,761	903,392
	Repayment of debt	(43,237)	(466,904)
	Other changes in long-term liabilities	(2,628)	(1,758)
	Dividends paid	—	(9,800)
	Cash flow from financing activities	27,798	424,930

	Changes in liquid funds	23,567	123,810
	Liquid funds at beginning of year	191,708	69,097
	Exchange rate difference in liquid funds	(13,502)	(1,199)
	Liquid funds at end of year	201,773	191,708

ACCOUNTING PRINCIPLES AND NOTES

General information
Electronic Transaction Group Nordic Holding AB (”ETG Nordic Holding AB”) with subsidiaries (together: “Point Group” or “Group”) provides electronic payment solutions to retail and service customers at the point of sale (POS) as well as secure hardware and software solutions for automated teller machines (ATM).

The Group is a provider of complete products and services for secure card payment transactions and ATM transactions and related value-add services. During 2010, the Group has continued to develop new innovative and secure solutions in close collaboration with retail and bank customers and partners.

The Group develops software for both integrated and stand-alone electronic payment solutions and offers services related to the operation of card payment terminals and ATMs as well as mobile and internet payment solutions. Solutions offered by the Group comprise proprietary developed software together with terminals and ATMs sourced from leading hardware manufacturers such as VeriFone, Hypercom, Banksys and NCR.

The financial statements have been approved by the Chief Executive Officer and the Chief Financial Officer on March, 16 2012.

Restatement of previously presented financial information
The financial statements for 2009 and 2010 have been restated, see note 19 for information on the restatement.

Accounting principles
The key accounting principles applied in the preparation of these consolidated accounts are detailed below. These principles have been consistently applied for all years presented, unless otherwise detailed.

Basis of preparation
The Group's consolidated accounts are based on historical cost except for financial derivative contracts, which are reported at fair value. Unless otherwise indicated, all amounts are in thousands of Swedish kronor (TSEK).
The Group's accounts for the year 2010 were prepared assuming going concern. Management considers the Group to be very well positioned for continuing success with regards to products and competence, and estimates continued organic growth.

Statement of compliance
The consolidated accounts have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

New and changed IASB standards that are be applied from 2010
IFRS 3, Business Combinations (IFRS 3R). Revised
IFRS 3R contains several changes relating to the accounting of business combinations which affect the size of the carrying amount of goodwill, reported result of the period during which the acquisition was completed as well as future reported result. The revised standard has affected the reporting of the acquisitions completed during 2010. Transaction expenses related to acquisitions during 2010 have been expensed as incurred and posted directly to the income statement at a total amount of 1,759 TSEK and 1,209 TSEK related to pending acquisitions.

IAS 27, Consolidated and Separate Financial Statements (IAS 27R). Revised
Changes in the participating interest in a subsidiary, where the majority owner retains control, shall be reported as equity transactions. Such transactions therefore no longer result in goodwill, nor generate any profit or loss. IAS 27R also changes the accounting of losses reported in co-owned subsidiaries and the accounting for when control ends. The adjusted standard has not affected the accounts of 2010.

Future changes in accounting principles
IFRS 9, Financial Instruments: Recognition and Measurement. This standard is part of a complete amendment of the existing standard IAS 39. The standard provides a reduction in the number of measurement categories of financial assets and explains that main categories of accounts are carried at cost (amortized cost) and fair value through profit or loss. For some investments in equity instruments, it is possible to account fair value in the balance sheet with changes in value recognized directly in other comprehensive income, where no transfer is made to net profit. In addition, new rules introduced for how changes in own credit spreads should be presented as liabilities are recognized at fair value. The standard will be supplemented by rules on impairment and hedge accounting. IFRS 9 is effective for annual periods beginning on 1 January 2015 or later. While the standard is not yet complete, Point Group has not estimated the effects of the new standard.

Other standards and improvements published by the IASB as of 31 December 2010 are not expected to have a material impact on the financial statements for the Group, except in the form of additional information in some cases.

Consolidated accounts
Basis of consolidation
The consolidated accounts cover the Parent company of Electronic Transaction Group Nordic Holding AB and its subsidiaries. The financial reports of the Group included in the consolidated accounts relate to the same period and have been prepared in accordance with the accounting policies applied in the Group. All intra-Group receivables and liabilities, revenues and expenses, profits and losses arising from transactions between entities included in the consolidated accounts have been eliminated in their entirety.

A subsidiary is included in the consolidated accounts from the date of acquisition, i.e. the day on which the Parent company gains control over the company, and is included in the consolidated accounts until the day on which control ceases. Normally, control over a subsidiary is gained by holding more than 50% of the voting shares but may also be obtained by other means, such as an agreement.

Acquired subsidiaries are reported in the consolidated accounts in accordance with the purchase method. The same applies to businesses acquired. An acquisition of a subsidiary is regarded as a transaction in which the Group indirectly acquires the subsidiary's assets and assumes its liabilities. Through purchase price allocation (PPA) of the business acquisition, the fair value is determined of acquired identifiable assets and liabilities assumed on the acquisition date. Transaction expenses that arise are recognized as incurred in the income statement from 2010 in accordance with IFRS 3R. In business combinations in which the consideration paid, any non-controlling interests and the fair value of previously owned interests (for business combinations achieved in stages) exceeds the fair value of separately reported acquired assets and liabilities assumed, the difference is reported as goodwill. When the difference is negative - a so-called bargain purchase - this is recognized in income.

Non-controlling interests refer to the portion of the profit and the net assets of a co-owned company that relates to other owners. The non-controlling interest portion of the Group's profit is included in the profit after tax reported in the consolidated income statement. The non-controlling interest portion of the Group's net assets is included in equity in the consolidated balance sheet, but is stated separately from equity attributable to the shareholders of the Parent company.

Translation of accounts of foreign operations
A foreign operation is one that is conducted in an economic environment with a currency (functional currency) other than the Group's presentation currency (SEK). Assets, including goodwill and other intangible assets, as well as liabilities of such operations, are translated to the presentation currency at the exchange rate as of the balance sheet date. The income statements for the foreign operations are translated to SEK using a weighted average of the exchange rates for the year. Any foreign exchange related differences arising from translation are reported as other comprehensive income and transferred to the translation reserve within equity. On the sale of a foreign operation, the accumulated exchange rate differences are reported in the income statement together with the profit or loss of the sale.

Translation of receivables and liabilities in foreign currency
Transactions denominated in foreign currency are translated at the rate prevailing on the transaction date. On the balance sheet date, monetary receivables and liabilities stated in foreign currencies are translated at the rate prevailing on that date. All foreign exchange differences are reported in income. Exchange differences related to operating assets and liabilities are reported within operating income, whereas exchange differences related to financing activities are reported as financial income and expenses.

Revenue
Revenues are reported at the fair value of the remuneration received, or the remuneration that will be received, for goods and services sold within the normal operations of the Group. Revenues are reported once delivery has been made to the customer in accordance with the prevailing terms and conditions of the sale. Revenues are reported exclusive of value added tax and after deduction of any discounts.

The Point Group categories of income are Solutions and Services:
Solutions represent sale of POS (point of sale) and ATM terminal hardware and accessories. Revenues are recognized at the time of delivery in accordance with the prevailing terms and conditions of the sale. Contracts for the sale of POS terminal hardware are often accompanied by software license agreements and hardware service agreements.

The Services category encompasses various card payment related service contracts, generally with contract terms of 1-3 years and includes Point All-In-One payments-as-a-service contracts, software license agreements, subscription agreements for hardware repair service, customer support availability, subscription for transaction routing and transaction report services, internet payment and multi-channel transaction services along with other services. Revenues relating to Services are deferred and recognized ratably over the contract term.

The Point All-In-One payments-as-a-service solution enables the merchant to completely outsource the card payment function, including the terminal hardware, the payment application software, IP connectivity as well as technical service and support. Such contracts thus includes an embedded lease component relating to the card payment terminal, which have all been categorized as operating lease agreements in accordance with IFRIC 4 (Determining Whether an Arrangement Contains a Lease) and the related revenues are deferred and recognized ratably over the contract term.

Tangible and intangible assets with a limited useful life
Tangible and intangible assets are reported at historical cost, less accumulated depreciation and any impairment. Depreciation is applied on a linear basis over the useful life of the asset, to an estimated residual value. Land is not depreciated.

Intangible assets with an indefinite useful life are reported at historical cost, less any accumulated impairment charges.

Depreciation principle for non-current assets:

	2010	2009
Intangible assets:
Goodwill	*)	*)
Customer base	20%	20%
Other intangible assets	14-20%	14-20%

*) Not depreciated. Tested for impairment annually.

Tangible assets:
Machinery and equipment	10-33%	13-33%

Depreciation is specified in the notes for each balance sheet item.

Development expenses are only reported as intangible assets if the following criteria are satisfied: a well-defined development project exists with concrete plans as to how and when the asset will be used in operations, the expenses can be reliably calculated; the asset is estimated to create future economic benefits and completion of the project is considered technically feasible and the Group estimates it has the resources required to complete the project. The historical cost of the intangible asset includes expenses for direct purchases as well as the share of indirect costs that may be attributed to the asset. Other development expenses are expensed to the income statement as incurred.

Impairment
Regular assessments are made during the year to establish whether any assets may have declined in value. If such an indication exists, the recoverable value of the asset is calculated.

In the case of goodwill and other intangible assets with an indefinite useful life, as well as other intangible assets that at the time are not yet ready for use, the recoverable value is calculated annually, or when an indication exists that the asset may have declined in value.

If it is not possible to determine largely independent cash inflows for a particular asset, the assets to be tested for impairment shall for that process be grouped at the lowest level where it is possible to identify largely independent cash inflows (a cash-generating unit). An impairment loss is reported when the reported value of an asset or cash-generating unit exceeds the recoverable value. Any impairment loss is charged to income.

Impairment losses in respect of assets attributable to a cash-generating unit are allocated first to goodwill. They are then applied proportionally to other assets in the unit.

Calculation of recoverable value
The recoverable value amounts to the higher of net realizable value or the value in use. The value in use is the present value of future cash inflows, discounted by an interest rate based on risk-free interest, adjusted to reflect the risk associated with the particular asset. In the case of an asset that does not generate cash flows, the recoverable value is calculated for the cash-generating unit in which the asset is included.

Reversal of impairment losses
Impairment losses are reversed if a subsequent increase in the recoverable value may on objective grounds be attributed to an event occurring after the impairment loss was applied.

Impairment losses in respect of goodwill are not reversed.

An impairment loss is reversed only to the extent that the asset's reported value after reversal does not exceed the net book value of the asset had the impairment charge not been applied.

Inventories, etc.
Inventories are reported at the lower of cost and net realizable value. The net realizable value represents the estimated selling price under normal conditions, less estimated required selling costs. The acquisition cost is calculated using the first-in first-out method which means that the items in stock at year-end are deemed to be the latest acquired.

Financial assets
Financial assets are classified into various categories, depending on the intention behind the acquisition of the particular asset. The classification is determined at the original time of acquisition. A financial asset is removed from the balance sheet when the legal rights to the cash flow cease.

Loan receivables and trade accounts receivable
Loan receivables and trade accounts receivable are financial assets with fixed payments, or payments where the amounts are determinable, that relate to the Group's deliveries of goods and services. The basis for valuation is amortized cost. Receivables are reported at the amounts that are expected to be collected, after a deduction for doubtful accounts, which are assessed on a case-by-case basis. Loan receivables and trade accounts receivable are anticipated to be of short duration and are stated at their nominal amounts, undiscounted.

Financial assets at fair value through profit or loss
Derivative instruments that are not identified as hedges for accounting purposes are recognized at fair value through profit or loss.

Financial liabilities
Other financial liabilities
This category includes interest-bearing and interest-free financial liabilities that are not held for resale. The liabilities are reported at amortized cost.

Non-current liabilities have a remaining term of one year or more, whereas liabilities with a shorter duration are accounted for as current liabilities. Trade accounts payable have a short anticipated duration and are valued at their nominal amounts, undiscounted.

Provisions
Provisions are reported in the balance sheet when the Group has an obligation (legal or constructive) as a result of a past event and it is probable that an outflow of resources associated with economic benefits will be required to settle the obligation, and the amount may be reliably estimated. If the Group anticipates receiving compensation corresponding to a provision that has been made, for example via an insurance agreement, the compensation is reported as an asset in the balance sheet provided collection is probable. If the time value of the future payment is estimated to be significant, the provision is reported at the present value of the expected future payment using a discount factor (before tax) that reflects the market's current valuation of the time value and any risks associated with the obligation. The gradual increase of the amount of provision that this method entails is recognized as an interest expense.

Employee benefits
Pensions and similar post-employment benefit obligations
The majority of the Group´s pension obligations comprise multi-employer defined-contribution pension plans. The Group´s obligations with regard to defined-benefit pension plans in Norway are calculated separately for each plan using the Projected Unit Credit Method according to which, the obligation is calculated as the present value of the estimated future pension payments. The estimated obligation is compared to the fair value of the plan assets that secure the obligation. Any difference is accounted for as a liability/asset taking into account actuarial gains and losses. The estimate of future payments is based on actuarial assumptions including assumptions as to life expectancy, future salary increases, personnel turnover and factors of relevance to the selection of discount rate. The defined-benefit pension plans are active for eight employees. Employees hired after the year of 2000 have not been included in the defined benefit plans, but are included in defined contribution agreements.

Any changes to and deviations from the actuarial assumptions normally lead to actuarial gains or losses. Actuarial gains or losses are not reported as long as the accumulated gains or losses are less than 10 percent of the highest of the present value of the obligations. If the accumulated gain or loss exceeds the said limit, the amount of the gain or loss is reported in the income statement over the expected average remaining periods of service of the employees participating in the plans.

If the calculation results in an asset for the Group, the amount reported for the asset is limited to the net total of unreported actuarial losses and unreported past service costs, plus the present value of available refunds from, and reductions in future contributions to, the plan.

Lease agreements
As lessor:
The Point All-In-One payments-as-a-service solution enables the merchant to completely outsource the card payment function, including the terminal hardware, the payment application software, IP connectivity as well as technical service and support. Such contracts thus includes an embedded lease component relating to the card payment terminal, which have all been categorized as operating lease agreements in accordance with IFRIC 4 (Determining Whether an Arrangement Contains a Lease) and the related revenues are deferred as appropriate and recognized ratably over the contract term.

As lessee:
Lease agreements in which the Group leases assets from a third party and essentially all risks and benefits associated with ownership do not accrue to the Group, are classified as operating leases. Lease charges for such agreements are accounted for as an expense and are distributed on a linear basis over the term of the agreement.

Loan expenses
Loan expenses are charged to profit in the period to which they pertain. Any costs incurred in connection with the raising of loans are distributed over the term of the loan on the basis of the liability reported.

Income tax
Income tax expense consists of tax currently payable and deferred tax. Income taxes are accounted for in income when referring to profit or loss items, are reported in other comprehensive income when the underlying transaction is reported in other comprehensive income, and are reported directly in equity when referring to an equity transaction.

Current tax represents tax to be paid or recovered for the current year, using the tax rates enacted, or substantively enacted, by the balance sheet date. This includes any adjustments applied to current tax pertaining to prior periods.

Deferred tax is calculated according to the balance sheet method, in which deferred tax is calculated for all temporary differences identified on the balance sheet date, i.e. differences between the taxable values of the assets and liabilities on the one hand and their reported values on the other. Deferred tax assets are in certain cases also reported on the balance sheet in respect of unused tax losses carried forward.

However, a deferred tax liability is not reported in the balance sheet for taxable temporary differences relating to goodwill. In addition, deferred tax is not reported if the temporary difference pertains to investments in subsidiaries and associated companies where the Group has control over when the reversal of the temporary difference will take place and it is likely that the temporary difference will not be reversed in the foreseeable future.

Deferred tax assets are reported only to the extent that it is probable that future taxable profits will be available, against which the temporary differences or unutilized tax losses carried forward can be utilized. The reported values of the deferred tax assets are reviewed at each balance sheet date and are reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax assets to be utilized.

Deferred tax assets and tax liabilities are calculated using the tax rates that are expected to apply in the period when the assets are realized or the liabilities settled, on the basis of the tax rate (and the tax legislation) in force, or substantively in force, on the balance sheet date. Tax assets and tax liabilities are reported net in the balance sheet, provided that the tax will be paid in the net amount.

Cash flow statement
The cash flow statement presents information on inward and outward payment flows. The indirect method is used for current operations. Items classified as liquid assets comprise cash and bank deposits, plus current liquid investments in which the original term is less than three months.

Important estimates and assessments for accounting purposes
The Group makes estimates and assessments regarding the future. The consequential estimates for accounting purposes can deviate from the actual outcome. The estimates and assessments that may represent a possibility of significant adjustments to reported values are described below.

Recognition of deferred tax assets
Recognition of deferred tax assets is reviewed during the preparation of the financial statements. This review estimates the likelihood that deferred tax assets will be recovered through future taxable income. In 2009 and 2010, deferred tax assets were recognized relating to loss carry forwards in entities where management determined that the business had achieved a stable capacity to generate future profits, thus enabling the utilization of loss carry forwards, see note 5.

Testing of goodwill impairment
Goodwill has been apportioned over cash-generating units, countries, and then tested for impairment. The recoverable value for cash-generating units has been established on the basis of the value-in-use of the units, which is made up of the present value of the expected future cash flows. The estimates of future cash flow are based on an assessment of expected growth rates and margin development, in turn based on the budget for the following year, the management's long-term plans and expectations for the business, and the historical trend. See note 6 for further information.

Note 1      Net sales by territorial market

	2010	2009

Sweden	471,738	347,368
Norway	224,038	200,899
United Kingdom	206,592	10,853
Denmark	193,978	159,166
Finland	154,977	150,009
Iceland	20,538	26,776
Latvia	15,607	18,561
Lithuania	14,146	—
Estonia	5,194	9,993
France	4,430	—
Other countries	2,282	1,584
	1,313,520	925,209

Net sales by type of income

Solutions:	450,979	317,633
Service:	862,541	607,576

	1,313,520	925,209

Solutions represent sale of POS and ATM terminal hardware and accessories as well as other ancillary revenues. Contracts for the sale of POS terminal hardware are often accompanied by software license agreements and hardware service agreements.

The Services category encompasses various card payment related service contracts, generally with contract terms of 1-3 years and includes Point All-In-One payments-as-a-service contracts, software license agreements, subscription agreements for hardware repair service, customer support availability, subscription for transaction routing and transaction report services, internet payment and multi-channel transaction services along with other services.

The Point All-In-One payments-as-a-service solution enables the merchant to completely outsource the card payment function, including the terminal hardware, the payment application software, IP connectivity as well as technical service and support.

Note 2 Lease agreements

As lessor:
As the operating lease payment revenue stream cannot be broken out separately with sufficient precision, the table presented below includes service revenue:

	2010	2009
The current year	423,424	234,985

Future fees of operating lease to receive
Within 1 year	409,302	190,584
Between 1 year and 5 years	530,045	246,805
After 5 years	—	—
	939,347	437,389

As lessee:

	2010	2009
Fees of operating lease for the year is
Rent for premises	22,436	21,110
Office equipment	2,908	1,548
Leasing cars	3,366	1,508
Other	—	114
	28,710	24,280

Future fees of operating lease to pay
Within 1 year	24,920	28,504
Between 1 year and 5 years	79,623	74,646
After 5 years	21,362	47,770
	125,905	150,920

Note 3 Personnel

	2010	2009
Salaries and remunerations
Members of the Boards, managing directors and similar officers (1)	31,645	24,487
Other employees	231,496	152,822
	263,141	177,309

(1) Of which bonuses and similar	11,901	7,506

Social expenses

Pension expenses for members of the Boards, managing directors and similar officers	3,916	3,680
Pension expenses, other employees	21,533	14,976
Other social expenses	68,926	56,038
	94,375	74,694

Agreement of severance pay
The managing director of the Group has a severance pay of 6 monthly salaries at dismissal. The Group also has an obligation to make payment for pension for the same period.

Pensions

Number of employees with defined-benefit pension plans	8	10
Number of employees with defined-contribution pension plans	409	297
	417	307

The defined-benefit pension plans for the subsidiaries Point International AS and Point Transaction Systems AS have a combined net liability of 1,367 TSEK (1,178 TSEK) plus social security charges of 14.1 percent, and a combined gross obligation of 12,981 TSEK (12,446 TSEK). The net provision is included in other long-term liabilities. Employees hired after the year of 2000 have not been included in the defined benefit plans, but are included in defined contribution agreements.

Note 4 Financial income and expenses

	2010	2009

Interest income	1,791	2,174
Exchange gains	8,599	8,051
Other financial income	2,517	77
Interest expenses	(102,985)	(83,665)
Exchange losses	(2,497)	(41,374)
Other financial expenses	(5,831)	(8,042)
Net interest income/expenses	(98,406)	(122,779)

Note 5     Tax

	2010	2009

Income tax	(38,384)	(20,597)
Deferred tax	39,167	30,023
Tax expense / income	783	9,426

Profit/loss before tax	61,460	20,295

Tax according to Swedish income tax rate (26.3%)	(16,164)	(5,338)

Tax effects of:
Adjustment of tax for foreign tax rates	(1,933)	(345)
Tax adjustment from previous years	240	—
Non-deductible expenses and non-taxable revenues	22	437
Utilized loss carry forwards previously not recognized	3,490
Losses carried forward for which no tax asset has been recognized	—	(17,733)
Recognition of previously unrecognized losses carried forward	15,128	32,405
Reported tax expense / income	783	9,426

Accumulated loss carry-forward for which no tax asset has
been recognized*)	113,006	126,279

*) with no expiry date. 27,902 TSEK was restricted from usage in 2009 and 2010 due to tax merger regulations.

Deferred taxes

	December 31,		January 1,
	2010	2009	2009
Opening balance of deferred tax assets (tax liabilities)	(44,530)	5,514
Changes during the year with income statement effects	39,167	30,023
Deferred tax liability which should be booked on intangible assets
from acquisitions.	(37,052)	(82,578)
Translation differences	(1)	2,511
Closing balance of deferred tax assets (tax liabilities)	(42,416)	(44,530)

Deferred tax assets
To use after more than 12 months	52,141	41,432	12,193

Deferred tax liabilities
To pay after more than 12 months	94,557	85,962	6,679

	December 31,		January 1,
	2010	2009	2009
Specification of net deferred tax assets and liabilities
Machinery and equipment	16,155	13,529	9,075
Other non-current assets	(2,358)	(3,591)	—
Inventory	5,282	4,454	4,683
Loss carry forwards	53,901	40,539	8,603
Intangible assets	(101,978)	(85,498)	(6,807)
Untaxed reserves	(14,444)	(14,214)	(12,063)
Other temporary differences	1,026	251	2,023
	(42,416)	(44,530)	5,514

Note 6     Goodwill

	2010	2009

Opening balance	884,683	775,353
Purchases	163,562	77,666
Translation differences	(46,257)	31,664
Closing balance	1,001,988	884,683

Additions to 2009 relates to goodwill from purchase price allocation from acquisitions made during 2009. Additions in 2010 relate to acquisitions in 2010 and earn-outs as well as adjustments to the preliminary acquisition analysis for Commidea Ltd (with the effect of 126 510 TSEK). The table below illustrates the carrying amount for goodwill distributed per cash generating unit:

	December 31,		January 1,
	2010	2009	2009

Point Transaction Systems AB (Sweden)	172,565	172,565	172,565
Point Transaction Systems AS (Norway)	154,245	166,485	146,694
Point Transaction Systems A/S (Denmark)	201,788	203,920	178,640
Point Transaction Systems Ehf (Iceland)	25,605	22,731	47,017
Point Transaction Systems OY (Finland)	65,142	74,918	65,283
Point Transaction Systems SIA (Latvia)	9,405	10,829	9,584
Babs Paylink (Sweden)	155,570	155,570	155,570
Commidea Ltd	204,175	77,665	—
Xileo Transaction Systems SAS (France)	13,493	—	—
	1,001,988	884,683	775,353

The cash generating units' recoverable value is based on value in use. These calculations are based on estimated cash flows based on future financial plans, estimates and budgets approved by management covering a six year period and subsequently apply terminal value with a constant growth rate of 1 percent. Management has determined the financial plans based on previous results, experiences and expectations for the market. The plans include, among other assumptions about product launches, price trends, sales volumes, competitive products and cost. A plan period longer than five year is applied in order to better reflect the real life cycle of POS terminals. Point Group expects to grow more than the general market of 3-6% per year.

A discount rate of 12 percent (2009: 12 percent) after tax is applied when calculating the present value of the estimated cash flows per cash generating unit. The recoverable amount of the tested units exceeds their carrying values and thus has no reported impairments. The Group performed sensitivity analyzes on the following parameters: discount rates, sales volumes, selling prices and growth rates; and found that there are sufficient headroom in the calculations.

Note 7     Other intangible assets

	2010	2009

Acquisition value brought forward	460,256	150,929
Purchases	143,291	308,282
Sales/disposals	(27)	—
Translation differences	(33,009)	1,045
Accumulated acquisition value carried forward	570,511	460,256

Depreciation brought forward	(76,604)	(48,970)
Translation differences	5,677	701
Depreciation for the year	(86,837)	(28,335)
Accumulated depreciation carried forward	(157,764)	(76,604)

Residual value carried forward	412,747	383,652

Other intangible assets consists of:
Capitalized development expenditure	33,214	31,953
Acquired customer base	365,131	332,424
Acquired software	14,402	19,275
	412,747	383,652

Note 8     Machinery and equipment

	2010	2009

Acquisition value brought forward	377,800	247,029
Purchases	167,563	161,797
Sales/disposals	(55,319)	(33,383)
Translation differences	(3,888)	2,357
Accumulated acquisition value carried forward	486,156	377,800

Depreciation brought forward	(159,850)	(118,138)
Sales/disposals	31,725	32,020
Translation differences	(1,792)	(15,462)
Depreciation for the year	(93,913)	(58,270)
Accumulated depreciation carried forward	(223,830)	(159,850)

Write-downs brought forward	(2,094)	(2,094)
Accumulated write-downs carried forward	(2,094)	(2,094)

Residual value carried forward	260,232	215,856

The majority of the equipment consists of POS terminals and ATMs deployed at various customer sites.
As of December 2010, the Group had, in the normal course of business, committed to purchase additional equipment of 58,761 TSEK (57,782 TSEK).

Note 9 Group companies and acquisitions

	Corporate	Registered	No. of	Share of
	Identity no.	office	shares	equity
Directly owned:
Electronic Transaction Group Nordic AB	556667-2696	Sweden	1,000	100%

Indirectly owned:
Point International AS	946 924 563	Norway	242,515	100%
Point Transaction Systems AB	556351-4347	Sweden	5,000	100%
Point Transaction System AS	861 219 232	Norway	3,000	100%
Point Transaction System A/S	15 40 12 81	Denmark	3,000	100%
Point Transaction System Ehf	580995-2099	Iceland	30,000	100%
Point Transaction System OY	0943819-9	Finland	1,000	100%
Point Transaction System SIA	4,000,385,807	Latvia	235	100%
Babs Paylink AB	556567-2200	Sweden	5,100	51%
Commidea Ltd	2,747,866	United Kingdom	1,000	100%
CTcoin.dk A/S	29 80 23 00	Denmark	2,500	100%
XTS Holding SAS	528 650 419	France	1,000	100%
Xileo Transaction Systems SAS	443 305 065	France	716	100%

The acquisition of Xileo Transaction Systems SAS on December 3, 2010 brought revenue of 4,408 TSEK, operating profit before depreciation of 232 TSEK and operating loss of 461 TSEK to the Group's consolidated accounts for 2010. The acquisition would have led to an increase in revenue of 50,957 TSEK, an increase in operating profit before depreciation of 2,055 TSEK and a reduction in operating profit of 5,579 TSEK had Xileo Transaction Systems SAS been included in the consolidated accounts for the entire 2010. The purchase price is included in the Group cash flow statement as a subsidiary acquisition in 2010. Additionally, there is a contingent, deferred consideration (a so-called “earn out”) estimated to, and determined to be, 1.8 MEUR to be paid in 2012, which is included in the purchase price allocation.

XTS Holding SAS was formed at the end of 2010 to acquire the shares in Xileo Transaction Systems SAS.

The acquisition of CTcoin.dk A/S on November 1, 2010 brought revenue of 10,735 TSEK, operating profit before depreciation of 2,126 TSEK and operating loss of 1,200 TSEK to the Group's consolidated accounts for 2010. The acquisition would have led to an increase in revenue of 65,079 TSEK, an increase in operating profit before depreciation of 11,262 TSEK and a reduction in operating profit of 8,987 TSEK had CTcoin.dk A/S been included in the consolidated accounts for the entire 2010. The purchase price is included in the Group cash flow statement as a subsidiary acquisition in 2010. Additionally, there is a contingent, deferred consideration estimated to 5 MDKK to be paid which is included in the purchase price allocation and settled in 2011.

The acquisition of Commidea Ltd on December 10, 2009 brought revenue of 10,885 TSEK, operating profit before depreciation of 2,315 TSEK and operating loss of 3,001 TSEK to the Group's consolidated accounts for 2009. The acquisition would have led to an increase in revenue of 149,267 TSEK, an increase in operating profit before depreciation of 39,578 TSEK and a reduction in operating profit of 45,154 TSEK had Commidea Ltd been included in the consolidated accounts for the entire 2009. The purchase price is included in the Group cash flow statement as a subsidiary acquisition in 2009. Additionally, there is a contingent, deferred consideration estimated to 11 MGBP, which is included in the purchase price allocation that was finalized in 2010 once it became probable that the earn-out target would be met. 5 MGBP was paid in 2011 and the remaining 6 MGBP is likely to be paid in 2012.

The acquisition of Com Supply AS on May 8, 2009 brought revenue of 7,971 TSEK, operating profit before depreciation of 659 TSEK and operating loss of 487 TSEK to the Group's consolidated accounts for 2009. The acquisition would have led to an increase in revenues of 7,176 TSEK, an increase in operating result before depreciation of 86 TSEK and a reduction in operating profit of 522 TSEK had Com Supply AS been included in the consolidated accounts for the entire 2009. Com Supply AS has been merged into Point Transaction System AS. The purchase price is included in the Group cash flow statement as a subsidiary acquisition in 2009.

All the acquired companies in 2009 and 2010 operate the same business as the existing Group companies. Goodwill relates to market synergies gained through acquisitions, such as market knowledge and economies of scale.

The total net purchase price of acquisitions was 107,040 TSEK in 2010 and 285,719 TSEK in 2009 excluding contingent deferred consideration of 115,088 TSEK recognized in 2010 relating to prior year acquisitions with the following specification:

	2010		2009
	Xileo	CT.coin	Commidea	Com Supply

Acquired customer base	40,482	94,236	285,952	8,967
Other intangible assets	918	797	—	50
Other non-current assets	567	3,088	74,285	1,339
Current assets	24,168	27,087	48,053	5,117
Deferred tax liability	(13,493)	(23,559)	(80,067)	(2,511)
Other non-current liabilities	(1,143)	(304)	(19,536)	—
Current liabilities	(19,171)	(17,672)	(106,694)	(3,639)
Total identified net assets	32,328	83,673	201,993	9,323

Goodwill	13,492	23,559	77,667	—
Considerations	45,820	107,232	279,660	9,323

Cash and cash equivalents in acquired companies	(8,793)	(14,978)	—	(3,265)
Considerations to be paid for subsequent years	(16,203)	(6,038)	—	—
Impact of acquisitions of companies on cash and cash equivalents since the start of the year	20,824	86,216	279,660	6,058

During 2010, transaction expenses of 2,968 TSEK was charged directly as other external expenses in the statement of comprehensive income, whereas such expenses was capitalized during 2009.

	Xileo	CT.coin	Commidea	Com Supply
Deferred consideration recognized as liability
Non-current liabilities as at 31 December 2010	—	—	62,350	—
Current liabilities as at 31 December 2010 (note 16)	16,204	6,038	52,738	—

Non-current liabilities as at 31 December 2009	—	—	—	—
Current liabilities as at 31 December 2009	—	—	—	—

Note 10 Inventories

	December 31,		January 1,
	2010	2009	2009
Finished products and goods for resale	157,685	143,187	114,905
Obsolescence reserve	(26,874)	(26,253)	(19,366)
	130,811	116,934	95,539

Note 11 Trade accounts receivable

	December 31,		January 1,
	2010	2009	2009
Trade accounts receivable	154,305	135,410	66,496
Provision for doubtful receivables	(5,842)	(2,317)	(1,308)
	148,463	133,093	65,188

Aging structure
Accounts receivable not yet due	100,578	86,267	39,584
Less than 30 days past due	45,970	41,729	18,273
Less than 90 days past due	4,515	4,835	6,039
90-360 days past due	2,003	2,144	1,756
More than 360 days past due	1,239	435	844
	154,305	135,410	66,496

Accumulated provision for doubtful receivables brought forward	(2,317)	(1,308)	(1,448)
Provisions for the year	(5,305)	(1,747)	(207)
Reversed provisions for the year	—	148	160
Realized losses for the year	1,780	590	187
Accumulated provision for doubtful receivables carried forward	(5,842)	(2,317)	(1,308)

Note 12 Prepaid expenses and accrued income

	December 31,		January 1,
	2010	2009	2009
Accrued interest income	4,076	2,849	2,747
Prepaid rents	4,257	2,872	2,031
Other prepaid expenses and accrued income	14,887	10,169	5,529
	23,220	15,890	10,307

Note 13 Equity

	2010	2009
Number of shares

Number of shares brought forward	1,342,567	1,342,567
New share issue	4,187	—
Number of shares carried forward	1,346,754	1,342,567

During 2010, the parent company issued 4,187 ordinary shares with a nominal face value of 1 SEK as a part of a program to certain management key employees at the total price of 4,133 TSEK, of which 4 TSEK was recorded as an increase in share capital and 4,128 TSEK was recorded as an increase in other paid-up capital. Additionally, 7,694 warrants were issued (i.e. rights to purchase additional shares, in which one warrant entitles the holder to subscribe for one share at 987 SEK per share during the period from July 6, 2010 to July 5, 2013) at the total price of 1,769 TSEK which, in its entirety, was recorded as an increase in other paid-up capital. The price paid for these shares and warrants were at market value based on an independent valuation.

Note 14 Interest-bearing liabilities

	December 31,		January 1,
	2010	2009	2009
Interest-bearing long-term liabilities
Liabilities to credit institutions	764,946	813,966	387,623
Shareholders´ loan	546,242	526,242	417,127
	1,311,188	1,340,208	804,750

Interest-bearing current liabilities
Liabilities to credit institutions	65,972	31,231	80,674
	65,972	31,231	80,674

Total borrowings	1,377,160	1,371,439	885,424

Days of maturity for interest-bearing liabilities
Within 1 year	65,972	31,231	80,674
Between 1 year and 5 years	377,007	316,482	387,623
After 5 years	934,181	1,023,726	417,127
	1,377,160	1,371,439	885,424

Average interest on liabilities to credit institutions	5.4%	4.6%	7.9%
Average interest on shareholders´ loan	12%	12%	12%

A change in the interbank rate with +/- 1 percent would affect the net interest income/expense by approximately +/- 8 MSEK (+/-11 MSEK) during the next 12-month period.

Note 15 Other liabilities

	December 31,		January 1,
	2010	2009	2009

VAT, employee withholding taxes and social security payments	38,683	39,852	21,055
Debt of remuneration to directors	950	950	962
Other items	33,519	12,478	3,871
	73,152	53,280	25,888

Note 16 Accrued expenses and deferred income

	December 31,		January 1,
	2010	2009	2009

Accrued expenses related to personnel	46,590	29,554	27,498
Deferred income	109,367	96,743	54,789
Accrued interest expense	1,519	1,547	110
Accrued earn-outs (note 9)	74,980	—	—
Accrued transaction costs	9,498	18,315	—
Other accrued expenses and deferred income	4,856	18,971	5,243
	246,810	165,130	87,640

Note 17 Transactions with related parties

Intra-Group transactions and outstanding accounts have been eliminated in the consolidated accounts. Certain personal related expenses have been paid to Members of the Boards, managing directors and similar officers as outlined in note 3 and 13.

As outlined in note 14, there are loans to certain shareholders, whereby interest is accrued but not paid. The interest expense on these loans during 2010 was 58,526 TSEK (56,383 TSEK). Apart for the shareholder loans, there were no other transactions between the shareholders and Point Group during 2009 and 2010.

Note 18 Classification of financial assets and liabilities and risk management

2010
	Loans and receivables	Derivatives	Total financial assets	Non-financial assets	Total

Intangible assets	—	—	—	1,414,735	1,414,735
Tangible assets	—	—	—	260,232	260,232
Deferred tax assets	—	—	—	52,141	52,141
Long-term receivables	—	—	—	6,711	6,711
Inventories, etc.	—	—	—	130,811	130,811
Other receivables	148,463	2,358	150,821	27,616	178,437
Cash and bank balances	201,773	—	201,773	—	201,773
Total assets	350,236	2,358	352,594	1,892,246	2,244,840

			Financial liabilities	Non-financial liabilities	Total

Equity			—	264,498	264,498
Deferred tax liabilities			—	94,557	94,557
Interest-bearing liabilities			1,377,160	—	1,377,160
Accrued expenses and deferred income			—	246,810	246,810
Other liabilities			108,702	153,113	261,815
Total equity and liabilities			1,485,862	758,978	2,244,840

2009
	Loans and receivables	Derivatives	Total financial assets	Non-financial assets	Total

Intangible assets	—	—	—	1,268,335	1,268,335
Tangible assets	—	—	—	215,856	215,856
Deferred tax assets	—	—	—	41,432	41,432
Long-term receivables	—	—	—	3,644	3,644
Inventories, etc.	—	—	—	116,934	116,934
Other receivables	133,093	—	133,093	18,537	151,630
Cash and bank balances	191,708	—	191,708	—	191,708
Total assets	324,801	—	324,801	1,664,738	1,989,539

			Financial liabilities	Non-financial liabilities	Total

Equity			—	218,726	218,726
Deferred tax liabilities			—	85,962	85,962
Interest-bearing liabilities			1,371,439	—	1,371,439
Accrued expenses and deferred income			—	165,130	165,130
Other liabilities			91,445	56,837	148,282
Total equity and liabilities			1,462,884	526,655	1,989,539

Derivatives represent interest rate swaps that are used to economically hedge interest rate exposure on the Group's outstanding variable interest rate debt. The nominal value of the derivatives is 532 MSEK (2009: 0 MSEK). The interest rate swaps are valued based on observable inputs and are classified in level 2 in the IFRS 7 fair value hierarchy.

For all financial assets and liabilities, fair values are estimated to equal the book values included on the balance sheet, particularly as time to maturity is short for current financing items and non-current financial items to credit institutions have variable interest rates. According to Group management, the interest on shareholder loans is in accordance with market terms and conditions.

Risk and risk management
The Group has representation in 10 countries. The Group is therefore exposed to both commercial and financial risks. The group is mainly exposed to financial risk in exchange rate fluctuations, interest rate fluctuations, liquidity risk and credit risk.

Exchange rate risk
The greatest financial risk that The Group is exposed to relates to foreign exchange rate risk. A change in the foreign exchange rates affects the profit/loss, equity and competitive situation of the Group in various ways:

•	The profit/loss is affected when sales and purchases are denominated in different currencies (transaction exposure).

•	The profit/loss is affected when assets and liabilities are denominated in different currencies (translation exposure).

•	The profit/loss is affected when the profit/loss of the foreign subsidiaries is translated to Swedish kronor (translation exposure).

•	The equity is affected when the net assets of the foreign subsidiaries are translated to Swedish kronor (translation exposure).

The shareholder loans are nominated in Norwegian kroner (NOK, i.e. not the functional currency of the Group parent company), which represents 39.6 percent (38.3 percent) of total borrowings in 2010.

Interest rate risk
Interest rate risk is related to changes in market interest rates. The Group has liabilities to credit institutions with variable interest rates based on the local 3-month inter-bank borrowing rates plus a fixed margin. To reduce the interest rate exposure the Group hedges the majority of its liabilities to credit institutions through variable to fixed interest rate swap agreements. Such agreements are stated at their fair values and hedge accounting is not applied.

Liquidity risk
Liquidity risk is the risk if sales will fall and or cost will rise to a level where we are not able to meet our obligations. The Group has external financing from credit institutions with unused revolving facilities of
5 MEUR (5 MEUR), unused capital expenditure facilities of 7.5 MEUR (7.5 MEUR) and a separate unused credit facility of 53 MSEK (34 MSEK). The Group had 202 MSEK (192 MSEK) in cash by year end 2010.

Under its credit facility agreements, the Group is subject to certain financial restrictions and covenants. The Group has been in compliance with all such financial restrictions and covenants.

Credit risk
Within the Group, credit risks and credit losses are mainly attributable to trade accounts receivable. For most customers, the Group has direct debit access to their bank accounts. For Service revenues, the Group also has a large number of customers that pays in advance. Additionally, most Group companies have an ability to stop delivering the service in case the customer does not pay on time. Through coordination of credit monitoring within the Group, the risk exposure and thus the credit losses are kept at an acceptable level.

Group management has adopted policies and work actively to handle the various risk elements.

Note 19 Restatement

At the issuance of these financial statements in 2012, the Group has restated previously presented financial information relating to 2009 and 2010. In summary, the adjustments are as follows:

	2010	2009
Net profit as previously reported	37,887	3,899
Net sales	(2,160)	—
Goods for sale	(31,494)	(19,940)
Depreciation of tangible and intangible assets	16,403	13,533
Financial income	2,358	—
Tax	39,249	32,229
Net profit after restatement	62,243	29,721

	December 31,		January 1,
	2010	2009	2009
Total assets as previously reported	2,162,528	1,900,475	1,306,135
Goodwill	109,006	117,776	9,632
Machinery and equipment	(54,259)	(40,891)	(33,652)
Deferred tax assets	43,928	29,167	—
Inventories, etc.	(18,721)	(16,988)	(17,838)
Other receivables	2,358	—	—
Total assets after restatement	2,244,840	1,989,539	1,264,277

Total liabilities as previously reported	1,897,749	1,702,941	1,077,479
Deferred tax liabilities	82,834	70,271	(6,733)
Accrued expenses and deferred income	(241)	(2,399)	—
Total liabilities after restatement	1,980,342	1,770,813	1,070,746

Equity as previously reported	264,779	197,534	228,656
Adjustment to assets	82,313	89,063	(41,859)
Adjustment to liabilities	(82,594)	(67,871)	6,734
Equity after restatement	264,498	218,726	193,531

The restatement relates to the correction of errors relating to valuation of inventory and tangible assets, provisions for deferred taxes in the purchase price allocation for acquired businesses, the foreign currency translation of goodwill, reduction of deferred revenue at acquisition, recognition of interest rate swaps and the recognition of the tax effects of loss carry forwards. The cash flow statements have been restated as a consequence and also to correct for the treatment of unrealized exchange differences on borrowings. The adjustments to the cash flow statements were:

	2010	2009
Current operations	(26,832)	(119,917)
Investment activities	29,771	73,347
Financing activities	(2,939)	46,570
Cash flow	—	—

Note 20 Significant events after the financial year-end

CTcoin.dk A/S in Denmark was merged into Point Transaction System A/S with effect from January 1, 2011.

In January 2011, Point acquired Adimo Norge AS. Adimo is the largest distributor of payment terminals in Norway and has large, medium-sized and independent business customers in public business sectors, as well as private business enterprises. Adimo has 11 employees and is situated in Oslo, Norway. During 2011, business activities and financial accounts have been integrated between Point Transaction Systems AS and Adimo, and it has been decided to merge Adimo into Point Transaction Systems AS from January 1, 2012. The purchase price of 36 MNOK will be included in the Group cash flow statement as an acquisition in 2011.

In May 2011, Point acquired Paybox Services. Paybox provides the merchants secure payment solutions in different sales channels such as online, by telephone and in-store payments. The Paybox platform interfaces between channels and destinations such as financial operators, banking and business partners. The company was founded in 2000 and has since then developed a complete multi-channel offering both physical and remote. Headquartered in Guyancourt outside Paris, France. The purchase price of 27 MEUR will be included in the Group cash flow statement as an acquisition in 2011. Additionally, there is a contingent, deferred consideration (a so-called “earn out”) estimated to 5 MEUR to be paid in 2012, which is included in the preliminary purchase price allocation. The total net purchase price is specified as follows in the preliminary purchase price allocation which is unaudited (no goodwill has been recognized awaiting the final purchase price allocation):

Acquired customer base	376,135
Other intangible assets	293
Other non-current assets	8,039
Current assets	49,372
Deferred tax liability	(124,125)
Other non-current liabilities	(915)
Current liabilities	(22,642)
Total identified net assets	286,157

Goodwill	—
Considerations	286,157

Cash and cash equivalents in acquired companies	(37,380)
Settlement of consideration to be paid in the subsequent year	(44,415)
Impact on cash and cash equivalents in 2011	204,362

In July 2011, Point acquired TS3 Services Ltd. TS3 is a leading provider of secure transaction solutions for electronic payment and other electronic transactions of value to a wide range of clients from multi-national card payment acquirers, retailers and payment network operators through to individual retail and mobile traders. The purchase price of 6 MGBP will be included in the Group cash flow statement as an acquisition in 2011. Additionally, there is a contingent, deferred consideration (a so-called “earn out”) estimated to 2 MGBP to be paid partly in 2012 and 2013, which is included in the preliminary purchase price allocation.

In December 2011 all shares in the ETG Nordic Holding AB, the holding company of the Point Group, were acquired by VeriFone Inc., one of the world's largest companies within the payment solutions systems. VeriFone has announced that the total consideration was 1,025 MUSD including long-term debt. In connection with the VeriFone acquisition, most external interest-bearing liabilities to credit institutions and shareholders of Point were converted into shareholder loan from VeriFone Nordic AB at market terms and conditions.